UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

NEXTGEN HEALTHCARE, INC.

(Name of Registrant as Specified in Its Charter)

SHELDON RAZIN

LANCE E. ROSENZWEIG

KENNETH H. FEARN, JR.

RUBY SHARMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sheldon Razin (“Mr. Razin”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his slate of highly-qualified director nominees at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) of NextGen Healthcare, Inc., a California corporation (the “Company”).

On September 2, 2021, Mr. Razin issued the following press release:

The Razin Group Files Revised Preliminary Proxy Statement in Connection with NextGen Healthcare’s 2021 Annual Meeting

Demonstrates the Razin Campaign is Not About “Boardroom Control” by Proactively Modifying Slate to Include Only Four Highly-Qualified Director Candidates

Looks to Replace Four Entrenched Directors, Including Imperial Chairman Jeffrey Margolis, Who Have Presided Over the Company’s Prolonged Stagnation and Underperformance

Seeks to Eliminate Confusion and Mitigate Board Leadership’s Gamesmanship by Stating Intent to Not Invoke Cumulative Voting at the Annual Meeting

Spotlights Board Leadership’s Brazen Entrenchment Maneuvers and Ongoing Efforts to Manipulate the Corporate Machinery to the Detriment of Shareholders

IRVINE, Calif.--(BUSINESS WIRE)--Sheldon Razin, who collectively with Lance Rosenzweig and the other participants in his solicitation owns approximately 15.2% of the outstanding common shares of NextGen Healthcare, Inc. (NASDAQ: NXGN) (“NextGen Healthcare” or the “Company”), today filed a revised preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) scheduled for October 13, 2021. The revised materials reflect the following:

•	The Razin Group is now seeking to elect four highly-qualified individuals to the Company’s nine-member Board of Directors (the “Board”).

•	The Razin Group proactively reduced the size of its slate from six director candidates to four director candidates: Kenneth H. Fearn, Mr. Razin, Mr. Rosenzweig and Ruby Sharma.

•	In an effort to reset the balance of power in the boardroom and strengthen the Company’s lagging corporate governance, the Razin Group is seeking to replace four incumbent directors: Craig Barbarosh, George Bristol, Jeffrey Margolis and Morris Panner (collectively, the “Entrenched Four”).

•	To mitigate the attempts by the incumbent directors to confuse shareholders and undermine proper corporate governance, the Razin Group intends to not invoke cumulative voting at the Annual Meeting.

•	The Razin Group urges the incumbent directors to remove the reincorporation-related proposals from the Annual Meeting agenda, as these changes were only proposed to prevent the Razin Group from utilizing cumulative voting at the Annual Meeting.

Messrs. Razin and Rosenzweig commented:

“By reducing the size of our slate and stating our intent to not invoke cumulative voting at NextGen Healthcare’s Annual Meeting, we have made it clear that our campaign is simply about ridding the Company’s boardroom of four misaligned and self-interested directors – not obtaining control. The reality is that Chairman Jeffrey Margolis and the three directors we are seeking to remove are the individuals focused on maintaining control at all costs. They are the ones initiating brazen entrenchment maneuvers and manipulations of the corporate machinery, including a proposed reincorporation in Delaware that strengthens the Board’s power and weakens shareholders’ rights.

We hope our actions allow shareholders to disregard the Entrenched Four’s shameless fearmongering and start focusing on the key issue in this contest: NextGen Healthcare’s prolonged stagnation and underperformance during the six-year chairmanship of Mr. Margolis. The Company, which currently has no Chief Executive Officer, has been on a downward trajectory as a result of anemic revenue growth, deteriorating margins, an eroding balance sheet, insular governance, high customer attrition, and very questionable capital allocation. Meanwhile, director compensation has soared and executive incentives are no longer tied to the right performance-based metrics. While we are optimistic about our plan to turn around the Company’s poor performance, it is abundantly clear to us that NextGen Healthcare needs an immediate rebalancing of power in the boardroom.

Although we are running a minority slate, we want shareholders to know that all four of our director candidates have actionable ideas and plans to help create enhanced value for shareholders, providers and patients. We look forward to sharing our four-member slate’s detailed analysis and perspectives in the weeks to come.”

Certain Information Concerning the Participants

Sheldon Razin (“Mr. Razin”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his slate of highly-qualified director nominees at the 2021 Annual Meeting of Shareholders of NextGen Healthcare, Inc., a California corporation (the “Company”).

MR. RAZIN STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, MR. RAZIN WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO MR. RAZIN’s PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Sheldon Razin, Kenneth Fearn, Lance Rosenzweig and Ruby Sharma.

As of the date hereof, Mr. Razin beneficially owns 10,200,327 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company, 100 shares of which are held of record by Mr. Razin. As of the date hereof, Mr. Rosenzweig beneficially owns 35,782 shares of Common Stock. As of the date hereof, neither Mr. Fearn nor Ms. Sharma beneficially own any shares of Common Stock.

Contacts

Harkins Kovler
Jordan Kovler / Rahsaan Wareham, 212-468-5380
jkovler@harkinskovler.com / rwareham@harkinskovler.com

MKA
Greg Marose / Bela Kirpalani, 646-386-0091
gmarose@mkacomms.com / bkirpalani@mkacomms.com